UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2011

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On February 24, 2011, Ms Teresa Beck, age 56, announced her intention not to seek reelection as a member of the Board of Directors (the “Board”) of Lexmark International, Inc. (the “Company”), and will retire after 11 years of service on the Board, effective as of the Annual Meeting of Stockholders on April 28, 2011 (the “2011 Annual Meeting”), which is the last day of her current three-year term. Additionally, after 14 years of service as a member of the Board and 20 years of service with the Company, Dr. Paul J. Curlander, age 58, has decided to retire as Executive Chairman and as a member of the Board, effective as of April 30, 2011. The Company expresses its gratitude to Ms. Beck and Dr. Curlander for their many years of dedicated service and invaluable counsel to the Company.

Election of Chairman of the Board of Directors and New Director

On February 24, 2011, the Board, on the recommendation of the Corporate Governance and Public Policy Committee of the Board, elected Mr. Paul A. Rooke as Chairman of the Board of Directors to succeed Dr. Curlander, effective as of the date of the 2011 Annual Meeting.

On February 24, 2011, the Board also approved the recommendations of the Corporate Governance and Public Policy Committee of the Board that the size of the Board be increased from 12 to 13 directors and that Ms. Sandra L. Helton be elected to the Board as a Class II Director with a term expiring at the 2011 Annual Meeting.

In connection with her election as a director, Ms. Helton was appointed to the Finance and Audit Committee, effective March 15, 2011. There are no arrangements or understandings between Ms. Helton and any other person pursuant to which she was selected as a director. There are no transactions involving the Company and Ms. Helton that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Helton will receive compensation for her service as a member of the Board in accordance with the Company’s standard compensation arrangements for non-employee directors, which are summarized in the Description of Compensation Payable to Non-Employee Directors, which is attached as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with the Company’s customary practice, the Company is entering into an indemnification agreement with Ms. Helton, which requires the Company to indemnify her against certain liabilities that may arise as a result of her status or service as director.  The indemnification protection commences on the date of a director’s election to the Board and continues through the later of ten years after the director’s termination of service or the final termination of any Proceeding (as defined in the Agreement) then pending in which the director is granted rights of indemnification or advancement of expenses or any Proceeding commenced by the director seeking indemnification or advancement of expenses.  The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Form 8-K on July 22, 2010, and which is incorporated herein by reference.

Item 8.01.                      Other Events.

A copy of the press release issued by the Company on February 24, 2011, announcing the retirements of Ms. Beck and Dr. Curlander, the election of Mr. Rooke as Chairman of the Board of Directors and the election of Ms. Helton to the Board of Directors is attached as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description of Exhibit

10.1	Description of Compensation Payable to Non-Employee Directors.+

99.1	Press Release issued by Lexmark International, Inc., dated February 24, 2011.

+Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

February 24, 2011	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Description of Compensation Payable to Non-Employee Directors.+

99.1	Press Release issued by Lexmark International, Inc., dated February 24, 2011.

+Indicates management contract or compensatory plan, contract or arrangement.